Exhibit 10.6

Execution Version

TERRAFORM POWER, INC.

REGISTRATION RIGHTS AGREEMENT

July 23, 2014

i

TERRAFORM POWER, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of July 23, 2014, among TerraForm Power, Inc., a Delaware corporation (the “Company”), R/C US Solar Investment Partnership, L.P., a Delaware limited partnership (“Riverstone”), and each of the other holders from time to time of Registrable Securities (as defined below) listed on Annex A hereto (together with Riverstone, and as Annex A is updated and amended pursuant to Section 9 from time to time, the “Holders”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Section 1. This Agreement shall become effective immediately prior to the consummation of the initial public offering of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), on the date first above written (the “Effective Time”), subject to the earlier consummation of the Mt. Signal Transaction as defined in that certain Master Transaction Agreement, dated as of June 16, 2014 (the “MTA”), among Riverstone and the other Persons party thereto.

WHEREAS, upon the consummation of the Mt. Signal Transaction, Riverstone will own certain units (the “Units”), each of which consists of one share of the Company’s Class B1 common stock, par value $0.01 per share (the “Class B1 Common Stock”), and one Class B1 common unit (the “Class B1 Common Units”) of TerraForm Power, LLC (“Terra LLC”), a subsidiary of the Company;

WHEREAS, each Unit held by the Holders is exchangeable for a share of the Common Stock in accordance with the terms of that certain Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), among the Company, Terra LLC, Riverstone and the other parties thereto;

WHEREAS, the Company intends to make an initial public offering of shares of its Common Stock (the “IPO”); and

WHEREAS, in connection with the IPO and certain transactions related thereto, the Company has agreed to grant to the Holders certain rights with respect to the registration of the Registrable Securities (as defined below) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. The following terms shall have the meanings set forth below.

“Acquired Common” has the meaning set forth in Section 9.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition,

“control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Class B1 Common Stock” has the meaning set forth in the recitals.

“Class B1 Common Units” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Demand Registrations” has the meaning set forth in Section 2(a).

“End of Suspension Notice” has the meaning set forth in Section 2(f)(ii).

“Effective Time” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Exchange Agreement” has the meaning set forth in the preamble.

“Expenses Threshold” has the meaning set forth in Section 2(b).

“FINRA” means the Financial Industry Regulatory Authority.

“Follow-On Holdback Period” has the meaning set forth in Section 4(b).

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Extension” has the meaning set forth in Section 4(c).

“Holdback Period” has the meaning set forth in Section 4(a).

“Holders” has the meaning set forth in the preamble.

“Indemnified Parties” has the meaning set forth in Section 7(a).

“IPO” has the meaning set forth in the recitals.

“Joinder” has the meaning set forth in Section 9.

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“MTA” has the meaning set forth in the preamble.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities and/or another holder of securities of the Company to the public of Common Stock of the Company pursuant to an offering registered under the Securities Act.

“Registrable Securities” means (i) any Common Stock issuable upon the exchange of Units held by a Holder or its Affiliates in accordance with the terms of the Exchange Agreement; (ii) any Capital Stock of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; and (iii) any other Common Stock acquired by a Holder or its Affiliates pursuant to transactions expressly contemplated by the MTA. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the IPO, or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided that a holder of Registrable Securities may only request that Registrable Securities in the form of Capital Stock of the Company registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement. Notwithstanding the foregoing, after the later of (1) the five-year anniversary of the Effective Time and (2) the date on which all Registrable Securities held by any Person may be sold under Rule 144(b)(1)(i) without limitation under any other of the requirements of Rule 144, the securities held by such Person shall be deemed not to be Registrable Securities upon notice from the Company to such Person and the Company shall, at such Person’s request, remove the legend provided for in Section 11.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Riverstone” has the meaning set forth in the preamble.

“Rule 144,” “Rule 158,” “Rule 405,” “Rule 415” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 4(a).

“Securities” has the meaning set forth in Section 4.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Offering” has the meaning set forth in Section 2(d)(ii).

“Shelf Offering Notice” has the meaning set forth in Section 2(d)(ii).

“Shelf Offering Request” has the meaning set forth in Section 2(d)(ii).

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registrable Securities” has the meaning set forth in Section 2(d)(ii).

“Shelf Registration Statement” has the meaning set forth in Section 2(d)(i).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“SunEdison” means SunEdison, Inc., a Delaware corporation.

“Suspension Event” has the meaning set forth in Section 2(f)(ii).

“Suspension Notice” has the meaning set forth in Section 2(f)(ii).

“Suspension Period” has the meaning set forth in Section 2(f)(i).

“Terra LLC” has the meaning set forth in the recitals.

“Underwritten Takedown” has the meaning set forth in Section 2(d)(ii).

“Units” has the meaning set forth in the recitals.

“Violation” has the meaning set forth in Section 7(a).

“Waiting Period” means the period commencing at the Effective Time and expiring upon the earlier of (i) 180 days following the closing of the IPO, (ii) the expiration of any lockup period agreed to between SunEdison Holdings Corporation (or such other Affiliate of SunEdison, other than the Company or any Subsidiary of the Company, that will hold shares of the Company’s Class B Common Stock) and the underwriters in the IPO (the “IPO Lock-Up Period”) and (iii) the date that the underwriters in the IPO waive the IPO Lockup Period as to any shares of the Company’s Common Stock held by SunEdison or its Affiliates (other than the Company or any Subsidiary of the Company); provided, that if SunEdison and its Affiliates are not subject to any IPO Lock-Up Period, then Riverstone will not be subject to any Waiting Period; and provided further, that the Waiting Period shall expire immediately if Riverstone is required by any law or order to dispose of such Registrable Securities or where the failure to dispose of such Registrable Securities could result in Riverstone or any of its Affiliates (i) having an obligation to, or an obligation to agree to, (A) hold separate or divest or refrain from acquiring, investing in or otherwise dealing in any property, assets, facilities, business, or equity, or (B) commit on behalf of itself or any of its Affiliates to any conduct or remedies or any amendment, modification or termination of any existing, or enter into any new, contracts or arrangements with any third parties or (ii) defending against any lawsuit, action or proceeding, judicial or administrative.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2. Demand Registrations.

(a) Registration. Subject to the terms and conditions of this Agreement, after the expiration of the Waiting Period, the holders of at least a majority of the Registrable Securities may require that the Company register an offering under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and the holders of at least a majority of the Registrable Securities may require that the Company register an offering under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration (“Short-Form Registrations”) if available; provided that for any registration pursuant to this Section 2(a), the aggregate market value of the Registrable Securities to be registered must be at least $100 million as of the date of the request for such registration (or at least $50 million as of the date of such request in the event that the Registrable Securities to be registered constitute all Registrable Securities as of the date of such request). All registrations pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” Any Long-Form Registration shall be, and upon the request of the holders of a majority of the Registrable Securities making a Demand Registration, any Short-Form Registration shall be, made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”), and if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, such Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Prior to the filing of the registration statement relating to the Demand Registration, the Company shall give written notice of the Demand Registration to all other holders of Registrable Securities and, subject to the terms of Section 2(e), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice; provided that, with the consent of the holders of at least a majority of the Registrable Securities requesting such registration, the Company may provide notice of the Demand Registration to all other holders of Registrable Securities within three Business Days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(b) Long-Form Registrations. The holders of Registrable Securities shall be entitled to only up to two (2) Long-Form Registrations pursuant to Section 2(a). In connection with any such Long-Form Registration, Riverstone shall pay all Registration Expenses (as defined in Section 6(a)) up to $100,000 in the aggregate (the “Expenses Threshold”); provided, that the Company shall be responsible for, and shall pay, any Registration Expenses in excess of the Expenses Threshold.

(c) Short-Form Registrations. In addition to the Long-Form Registrations described in Section 2(b), the holders of a majority of the Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations pursuant to Section 2(a); provided, that in no event shall the Company be required to effect more than two Short-Form Registrations pursuant to this Agreement in any 12-month period. In connection with any such Short-Form Registration, the Company shall pay all Registration Expenses. Demand Registrations shall be

Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. The Company shall use its commercially reasonable efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d) Shelf Registrations.

(i) After the expiration of the Waiting Period and upon the written request of the holders of a majority of the then-outstanding Registrable Securities (excluding Registrable Securities which already have been included on a Company registration statement), and subject to the availability of required financial information, as promptly as practicable after the Company receives such a written request for a Shelf Registration, the Company shall file with the Securities and Exchange Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act no later than 90 days after the initial filing of such Shelf Registration Statement, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in such request, but for no time period longer than the period ending on the earliest of (A) the third anniversary of the date of filing of such Shelf Registration, (B) the date on which all Registrable Securities covered by such Shelf Registration have been sold pursuant to the Shelf Registration, and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration in existence. Without limiting the generality of the foregoing, unless Riverstone instructs the Company otherwise in writing, prior to the 12-month anniversary of the closing of the IPO, the Company shall use its commercially reasonable efforts to prepare a Shelf Registration Statement with respect to all of the outstanding Registrable Securities held by or issuable to Riverstone in accordance with the terms of the Exchange Agreement (or such other number of Registrable Securities specified in writing by Riverstone) to enable such Shelf Registration Statement to be filed with the Securities and Exchange Commission as soon as practicable after the 12-month anniversary of the closing of the IPO.

(ii) In the event that a Shelf Registration Statement is effective, the holders of a majority of the Registrable Securities covered by such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering (an “Underwritten Takedown”)) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and, the Company shall pay all Registration Expenses in connection therewith; provided, that in no event shall the Company be required to participate in more than two Underwritten Takedowns pursuant to this Agreement in any 12-month period; and provided, further, that for any Underwritten Takedown pursuant to this Section 2(d)(ii), the aggregate market value of the Registrable Securities proposed to be sold in the offering must be at least $100 million as of the date of the request for such offering (or at least $50 million as of the date of such request in the event that the Registrable Securities requested to be offered constitute all Registrable Securities as of the date of such request). The holders of a majority of the Registrable Securities covered by such Shelf Registration Statement shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than two Business Days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Company, subject to Sections 2(e) and 8 hereof, shall include in such Shelf Offering the Shelf Registrable Securities of any other holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the holders of a majority of the Registrable Securities that made the Shelf Offering Request), use its commercially reasonable efforts to facilitate such Shelf Offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(iii) Notwithstanding the foregoing, if the holders of a majority of the Registrable Securities wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holders only need to notify the Company of the block trade Shelf Offering two Business Days prior to the day such offering is to commence (unless a longer period is agreed to by the holders of a majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Company shall promptly notify other holders of Registrable Securities and such other holders of Registrable Securities must elect whether or not to participate by the next Business Day (i.e., one Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the holders of a majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such offering (which may close as early as three Business Days after the date it commences); provided that the holders of a majority of the Registrable Securities shall use best efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(iv) The Company shall, at the request of the holders of a majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the holders of a majority of the Registrable Securities to effect such Shelf Offering.

(e) Priority on Demand Registrations and Shelf Offerings. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Alternatively, if the number of Registrable Securities which can be included on a Shelf Registration Statement is otherwise limited by Instruction I.B.6 to Form S-3 (or any successor provision thereto), the Company shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which can be included on such Shelf Registration Statement in accordance with the requirements of Form S-3, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

(f) Restrictions on Demand Registration and Shelf Offerings.

(i) The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration or a previous registration in which Registrable Securities were included pursuant to Section 3. The Company may postpone, for up to 60 days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement for up to 60 days from the date of the Suspension Notice (as defined below) and therefore suspend sales of the Shelf Registrable Securities (such period, the “Suspension Period”) by providing written notice to the holders of Registrable Securities if (A) the Company’s board of directors determines in its reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company and (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction; provided that in such event, (a) the holders of Registrable Securities shall be entitled to withdraw such request for a Demand Registration or Underwritten Takedown, (b) the Company shall pay all Registration Expenses in connection with any such request for a Short-Form Registration, Long-Form Registration or Underwritten Takedown registered, and (c) any Long-Form Registration or Shelf Offering that is so withdrawn shall not count as a Long-Form Registration or Shelf Offering, as applicable, for purposes of the limits imposed by Sections 2(b) or 2(d) hereof. The Company may delay a Demand Registration hereunder only once in any twelve-month period, except with the consent of the holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld. The Company also may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld.

(ii) In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (f)(i) above or pursuant to Section 5(a)(vi) (a “Suspension Event”), the Company shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Holders’ counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(iii) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 2(f), the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of any supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Shelf Registration Statement.

(g) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed. If any Shelf Offering is an Underwritten Offering, the holders of a majority of the Registrable Securities participating in such Underwritten Offering shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering, subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed.

Section 3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to (i) register an offering of any of its securities under the Securities Act (other than (x) pursuant to a Demand Registration, (y) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms, or (z) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), and the registration form to be used may be used for the registration of an offering of Registrable Securities or (ii) undertake a registered offering of its securities under the Securities Act and the offering of Registrable Securities may be included pursuant to an effective registration statement (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) and, subject to the terms of Section 3(c) and Section 3(d), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities that SunEdison or its Affiliates propose to sell, (iii) third, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. Registrable Securities beneficially owned by any officer of the Company shall not be eligible to be included in any primary offering of Common Stock without the Company’s consent.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such securities on the basis of the number of securities owned by such Holder, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld, conditioned or delayed.

(f) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

Section 4. Holdback Agreements. Upon the request of the Company, each holder of Registrable Securities shall enter into lock up agreements with the managing underwriter(s) of an underwritten Public Offering in such form as agreed to by the Company (in the case of a primary offering) or holders of a majority of the shares of Common Stock included in such underwritten Public Offering (regardless of whether any Registrable Securities are included in such underwritten Public Offering); provided, that such lock up agreement shall provide that to the extent Riverstone is required by any law or order to dispose of Registrable Securities or where the failure to dispose of Registrable Securities could result in Riverstone or any of its Affiliates (i) having an obligation to, or an obligation to agree to, (A) hold separate or divest or refrain from acquiring, investing in or otherwise dealing in any property, assets, facilities, business, or equity, or (B) commit on behalf of itself or any of its Affiliates to any conduct or remedies or any amendment, modification or termination of any existing, or enter into any new, contracts or arrangements with any third parties or (ii) defending against any lawsuit, action or proceeding, judicial or administrative, Riverstone shall be permitted to dispose of such Registrable Securities without any restriction otherwise contained in such lock up agreement. For the avoidance of doubt, each holder of Registrable Securities shall enter into a lock-up agreement with the managing underwriters of the IPO in connection with the IPO (in substantially the same form as the lock-up agreement entered into by SunEdison or its Affiliates, but subject to the proviso in the preceding sentence) and deliver such lock-up agreement prior to the commencement of the roadshow for the IPO. In the absence of any such lock up agreement, each holder of Registrable Securities agrees as follows:

(a) in connection with the Company’s IPO, such Holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company or Terra LLC (including Capital Stock of the Company or Terra LLC that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise, (D) exercise any Demand Registration rights (each of (A), (B), (C) and (D) above, a “Sale Transaction”), or (E) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for the IPO or the “pricing” of such offering and continuing to the date that is 180 days following the date of the final prospectus for the IPO (the “Holdback Period”), unless the underwriters managing the IPO otherwise agree in writing;

(b) in connection with all underwritten Public Offerings (including the Company’s IPO), such Holder shall not effect any Sale Transaction commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Public Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus for such Public Offering (a “Follow-On Holdback Period”), unless, if an underwritten Public Offering, the underwriters managing the Public Offering otherwise agree in writing; and

(c) in the event that (A) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or any Follow-On Holdback Period (as applicable) or (B) prior to the expiration of the Holdback Period or any Follow-On Holdback Period (as applicable), the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4), the Holdback Period or the Follow-On Holdback Period (as applicable) shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).

The Company may impose stop-transfer instructions with respect to the shares of Common Stock and units of Terra LLC (or other securities) subject to the restrictions set forth in this Section 4 until the end of such period, including any Holdback Extension. Notwithstanding anything to the contrary in this Section 4, the Holdback Period or Follow-On Holdback Period, as applicable, shall expire if Riverstone is required by any law or order to dispose of Registrable Securities or where the failure to dispose of Registrable Securities could result in Riverstone or any of its Affiliates (i) having an obligation to, or an obligation to agree to, (A) hold separate or divest or refrain from acquiring, investing in or otherwise dealing in any property, assets, facilities, business, or equity, or (B) commit on behalf of itself or any of its Affiliates to any conduct or remedies or any amendment, modification or termination of any existing, or enter into any new, contracts or arrangements with any third parties or (ii) defending against any lawsuit, action or proceeding, judicial or administrative.

Section 5. Registration Procedures.

(a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, (i) such holders shall, if applicable, cause such Registrable Securities to be exchanged into shares of Common Stock in accordance with the terms of the Exchange Agreement prior to sale of such Registrable Securities and (ii) the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof held by a holder of Registrable Securities requesting registration, and pursuant thereto the Company shall as expeditiously as possible:

(i) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review and comment of such counsel);

(ii) notify each holder of Registrable Securities of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii) subject to the time limitations described above, prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(v) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi) notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2(f), at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vii) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA;

(viii) use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

(x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) to the extent that a Holder, in its sole and exclusive judgment, might be deemed to be an underwriter of any Registrable Securities or a controlling person of the Company, permit such Holder to participate in the preparation of such registration or comparable statement and allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(xv) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(xvii) cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) use its commercially reasonable efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(xix) in the case of any underwritten offering, use its commercially reasonable efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(xx) in the case of any underwritten offering, use its commercially reasonable efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities;

(xxi) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxii) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxiii) if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, file a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 if such form is available, and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(b) Any officer of the Company who is a holder of Registrable Securities agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she shall participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 6. Registration Expenses.

(a) The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b) Counsel Fees and Disbursements. In connection with each Demand Registration, Piggyback Registration or Shelf Offering that is an underwritten Public Offering, the Company shall reimburse the holders of Registrable Securities included in such registration or offering for (i) reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration or offering and (ii) reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such Holder in connection with any such registration or offering (all such fees and disbursements described in the foregoing subparts (i) and (ii), collectively, “Counsel Fees”) up to $30,000 in the aggregate (such amount, for each such Demand Registration, Piggyback Registration or Shelf Offering, the “Counsel Fee Cap”); provided that, for the avoidance of doubt, the holders of Registrable Securities included in any such Demand Registration, Piggyback Registration or Shelf Offering shall bear and pay all Counsel Fees incurred in connection with such registration or offering in excess of the Counsel Fee Cap.

Section 7. Indemnification and Contribution.

(a) By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such Holder’s officers, directors, managers, employees, agents and representatives, and each Person who controls such Holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b) By Each Holder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration if such Holders are indemnified parties, at the expense of the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 8. Underwritten Offerings.

(a) Participation. No Person may participate in any offering hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder’s obligations under Section 4, Section 5 and this Section 8(a) or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 8(a), the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holders, the Company and the underwriters created pursuant to this Section 8(a).

(b) Price and Underwriting Discounts. In the case of an underwritten Demand Registration or Underwritten Takedown requested by Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders of a majority of the Registrable Securities included in such underwritten offering.

(c) Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(vi). In the event the Company has given any such notice, the applicable time period set forth in Section 5(a)(iii)

during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(c) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a)(vi).

Section 9. Additional Parties; Joinder. Subject to the prior written consent of the holders of a majority of the Registrable Securities, the Company may permit any Person who acquires Common Stock or rights to acquire Common Stock from the Company after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of a Holder of Registrable Securities under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, the Common Stock or Units or Class B1 Common Units of Terra LLC acquired by such Person (the “Acquired Common”) shall constitute Registrable Securities and such Person shall be a Holder of Registrable Securities under this Agreement with respect to the Acquired Common, and the Company shall add such Person’s name and address to Annex A hereto and circulate such information to the parties to this Agreement.

Section 10. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further commercially reasonable action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144.

Section 11. Transfer of Registrable Securities.

(a) Restrictions on Transfers. Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Company, (ii) a Public Offering, (iii) a sale pursuant to Rule 144 after the completion of the IPO or (iv) a transfer in connection with a sale of the Company, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder shall cause the prospective transferee to execute and deliver to the Company a Joinder agreeing to be bound by the terms of this Agreement. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose.

(b) Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND

OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF [—], 2014, AND AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OTHER PARTIES THERETO. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof, and shall cause Terra LLC to imprint such legend on certificates evidencing Units or Class B1 Units exchangeable for Registrable Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities that have ceased to be Registrable Securities.

Section 12. General Provisions.

(a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and holders of a majority of the Registrable Securities; provided that no such amendment, modification or waiver that would materially and adversely affect a Holder or group of holders of Registrable Securities in a manner materially different than any other Holder or group of holders of Registrable Securities (other than amendments and modifications required to implement the provisions of Section 9), shall be effective against such Holder or group of holders of Registrable Securities without the consent of the holders of a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e) Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns. Neither this Agreement nor any rights which may accrue to any holders of Registrable Securities may be transferred or assigned by such holders of Registrable Securities without the prior written consent of the Company. Any purported assignment not permitted by this Section 12(e) shall be null and void.

(f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any holder of Registrable Securities or to any other party subject to this Agreement at such address as indicated on Annex A hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

TerraForm Power, Inc.

12500 Baltimore Avenue

Beltsville, Maryland 20705

Attn: General Counsel

Facsimile: (443) 909-7106

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn: Dennis M. Myers, P.C.

Facsimile: (312) 862-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each holder of Registrable Securities agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent, employee, member, director, or partner of any holder of Registrable Securities or of any Affiliate or assignee thereof, as such for any obligation of any holder of Registrable Securities under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

*     *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TERRAFORM POWER, INC.

By:	/s/ Carlos Domenech

Name:	Carlos Domenech
Title:	Authorized Representative

R/C US SOLAR INVESTMENT PARTNERSHIP, L.P.

By:	Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., its general partner

By:	R/C Renewable Energy GP II, LLC, its sole member

By:	/s/ Michael Hoffman

Name:	Michael Hoffman
Title:	Authorized Person

[Signature page to Registration Rights Agreement]

ANNEX A

HOLDERS

R/C US Solar Investment Partnership, L.P.

c/o Riverstone Holdings LLC

712 Fifth Avenue, 36th Floor

New York, New York 10019

Attn.: General Counsel

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of [—], 2014 (as the same may hereafter be amended, the “Registration Rights Agreement”), among TerraForm Power, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s                  shares of Common Stock issuable upon the exercise, conversion or exchange of the                      shall be included as Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the      day of             ,         .

Signature of Holder

Print Name of Holder

Address:

Agreed and Accepted as of

.

TERRAFORM POWER, INC.

By:

Its:

A-1